                                                                       Exhibit 1


     Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them.



Date:  December 10, 1996        /s/ SAM WYLY
                                --------------------------------------------
                                Sam Wyly



                                /s/ CHARLES J. WYLY, JR.
                                --------------------------------------------
                                Charles J. Wyly, Jr.


                                MAVERICK ENTREPRENEURS FUND, LTD. (f/k/a FIRST DALLAS LIMITED)



                                By:    /s/ SAM WYLY
                                       -------------------------------------
                                       Sam Wyly
                                       General Partner


                                By:    /s/ CHARLES J. WYLY, JR.
                                       -------------------------------------
                                       Charles J. Wyly, Jr.
                                       General Partner